Exhibit 10.2

AMENDMENT to Securities Purchase Agreement

This Amendment to Securities Purchase Agreement (this “Agreement”) is made and entered into as of December 6, 2023, by and among Fresh2 Group Limited, a company organized under the laws of the British Virgin Islands, with offices located at 650 5TH AVE STE 2416, NEW YORK, NY 10019-6108, United States (the “Company”), JAK OPPORTUNITIES V LLC (the “Buyer”). Each of the parties named above may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Parties are parties to that certain Securities Purchase Agreement dated as of September 22, 2023 (the “Original Agreement”), where the Buyer wishes to purchase, and the Company wishes to sell, (i) convertible notes of the Company, in the aggregate original principal amount of up to $2,000,000, (ii) Series C Warrants to acquire up to 25,806,460 Ordinary Shares of the Company, and (iii) Series D Warrants to acquire up to 28,368,800 Ordinary Shares of the Company;

WHEREAS, the Parties desire to amend certain terms and conditions of the Original Agreement;

WHEREAS, pursuant to Section 9(e) of the Original Agreement, amendments to the Original Agreement shall be in writing and shall require signature of all parties involved; and

WHEREAS, the undersigned constitute all parties to the Original Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement.

2. Amendment.

(1) Amendment. The Parties hereby agree to amend the Original Agreement (as amended by this Agreement, the “Amended Agreement”) as follows:

(a) Closing. Section 1(b) and the Schedule of Buyers of the Original Agreement shall be amended, mutatis mutandis, to reflect the Parties’ agreement that:

(i) So long as no Event of Default has occurred under the Notes, the Closing of the second Tranche, consisting of (x) a Note in the original principal amount (including OID) of $500,000, (y) Series C Warrants to acquire up to 6,451,620 Ordinary Shares of the Company, and (z) Series D Warrants to acquire up to 7,092,200 Ordinary Shares of the Company, shall occur on December 6, 2023; provided that the Company shall have filed its financial statements for the six-month period ended June 30, 2023 with the SEC; and

(ii) So long as no Event of Default has occurred under the Notes, the Closing(s) of the remaining amount of Notes and Warrants, shall occur on the date(s) to be mutually agreed upon by the Company and the Buyer in the future.

(b) Subsequent Placement. Section 4(l) of the Original Agreement shall be amended, mutatis mutandis, to reflect the Parties’ agreement that, the Company shall not conduct any Subsequent Placement for the period commencing on the date of each Closing and ending on the 15th calendar day after the Applicable Date of such Closing.

(2) Reference to and Effect on the Original Agreement. On or after the date hereof, each reference in the Original Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Original Agreement as amended hereby. No reference to this Agreement need be made in any instrument or document at any time referring to the Original Agreement, a reference to the Original Agreement in any of such to be deemed a reference to the Amended Agreement.

(3) No Other Amendments. Except as set forth herein, the Original Agreement shall remain in full force and effect in accordance with its terms, which such terms are hereby ratified and confirmed and remain in full force and effect.

3. Amendments to Series C Warrants to acquire Ordinary Shares of the Company and the Series D Warrants to acquire Ordinary Shares of the Company. The Series C Warrants to acquire Ordinary Shares of the Company and the Series D Warrants to acquire Ordinary Shares of the Company previously issued to the Buyer are amended to set forth and provide that the minimum Aggregate Exercise Price (as defined in the Warrants) for any exercise shall be not less than $30,000. For the purposes of clarity hereunder and the Warrants, the Company confirms and ratifies that in connection with the Closing of the initial Tranche, it issued the Buyer Series C Warrants to acquire up to 5,161,300 Ordinary Shares and Series D Warrants to acquire up to 5,673,760 Ordinary Shares.

4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights of obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York without regard to its choice of laws principles. Any unresolved controversy or claim arising out of this Agreement will be governed in accordance with the provisions of the Original Agreement.

7. Representation by Counsel. Each of the parties hereto has been represented or has had the opportunity to be represented by legal counsel of their own choice.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

Fresh2 Group Limited

By:	/s/ Haohan Xu
	Name:	Haohan Xu
	Title:	CEO

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

JAK OPPORTUNITIES V LLC

By:	/s/ Antonio Ruiz Gimenez
	Name:	Antonio Ruiz Gimenez
	Title:	Managing Partner